UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

__________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2025

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 29, 2025, Super Micro Computer, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as the lead borrower, the additional borrowers from time to time party thereto, the various financial institutions from time to time party thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

The Revolving Credit Facility

The Credit Agreement provides for a revolving credit facility in an initial aggregate principal amount of up to $2,000,000,000 (the “Revolving Credit Facility”). The Revolving Credit Facility includes a $200,000,000 letter-of-credit sub-limit and a $150,000,000 same-day borrowing sub-limit. The Credit Agreement also provides an option to increase the aggregate principal amount of the revolving commitments by up to $1,000,000,000, subject to the satisfaction of certain conditions. The proceeds of the Revolving Credit Facility may be used for working capital and other general corporate purposes of the Company and its subsidiaries.

Credit support

During any Non-IG Period (as defined below), the Revolving Credit Facility will be guaranteed by the Company (with respect to the borrowing liabilities of other borrowers, if any), its qualifying domestic subsidiaries (subject to customary exclusions set forth in the Credit Agreement) and any subsidiary of the Company which guarantees indebtedness of the Company in excess of $350 million (collectively, the “Loan Parties”). Each such guarantor will also grant a first priority security interest in substantially all of its assets (subject to customary exclusions, including any real property owned in fee simple or leasehold) for the same period.

The guaranties and liens granted by the Loan Parties will cease to apply the earlier of any Business Day on or after September 30, 2026 on which the Company achieves a corporate family rating equal to or higher than the following from at least two of the following three ratings agencies: (i) at least Baa3 from Moody’s, (ii) at least BBB- from S&P and (iii) at least BBB- from Fitch, in each case, with a stable or better outlook (such date being an “IG Trigger Date”), and will be reinstated within 30 days of the corporate family rating maintained by any two of the aforementioned agencies falling below those levels (a “Non-IG Trigger Date”). Each period commencing from an IG Trigger Date until the occurrence of a Non-IG Trigger Date is an “IG Period”; each other period is a “Non-IG Period”.

Pricing

Borrowings made available under the Credit Agreement will accrue interest at a per annum rate on the basis of (x) (i) an alternate base rate or (ii) a term rate (in each case, at the Company’s option) plus (y) an applicable margin. The margin applicable to borrowings will be adjusted by reference to a pricing grid based on (i) (during a Non-IG Period) the Company’s then applicable leverage ratio, with a range between 1.25% per annum and 2.00% per annum (or 0.25% per annum and 1.00% per annum for alternate base rate loans) or (ii) (during an IG Period) the Company’s then applicable corporate family rating, with a range between 1.125% per annum and 1.375% per annum (or 0.125% per annum and 0.375% per annum for alternate base rate loans).

The Company will pay a commitment fee for any unused and available commitments under the Revolving Credit Facility. The commitment fee will accrue in arrears at a rate of (during a Non-IG Period) 0.15% to 0.30% per annum determined by reference to the Company’s then applicable leverage ratio and (during an IG Period) 0.12% to 0.15% per annum determined by reference to the Company’s then applicable corporate family rating. The commitment fee will be payable on a quarterly basis.

Other terms

The Credit Agreement contains customary restrictive covenants, certain of which will cease to apply during an IG Period. These covenants include, among others, limitations on the incurrence of indebtedness, the making of certain investments and the making of certain restricted payments, and a requirement for the Company’s leverage ratio to not exceed the leverage ratios specified below on the following quarter end dates:

Fiscal Quarter Ending:	Leverage Ratio
Commencing with the first full fiscal quarter after December 29, 2025 until the end of the fourth full fiscal quarter after December 29, 2025	4.00 to 1.00
Commencing with the fifth full fiscal quarter after December 29, 2025 until the end of the eighth full fiscal quarter after December 29, 2025	3.50 to 1.00
Each fiscal quarter thereafter	3.00 to 1.00

The Credit Agreement includes customary events of default. Upon the occurrence of certain events of default, including any change of control, the lenders may terminate their commitments and declare all outstanding amounts under the Revolving Credit Facility immediately due and payable. At any time that (x) an event of default relating to (i) the late payment of any principal amount, interest, fees or reimbursement obligations arising under the Credit Agreement or (ii) an insolvency related event of default with respect to any borrower under the Credit Agreement is continuing or (y) the lenders have accelerated, each borrower under the Credit Agreement will pay interest on overdue amounts of all loans, reimbursement obligations, interest or fees owing under the Credit Agreement at a rate of 2.00% per annum, plus, in the case of loans, the interest rate that would otherwise be applicable to such loans.

Maturity

The Revolving Credit Facility matures on December 29, 2030, unless extended pursuant to the terms of the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1†
Credit Agreement, dated as of December 29, 2025, by and among Super Micro Computer, Inc., various financial institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

† Exhibits to the agreement have been omitted pursuant to Regulation S-K Item 601(a)(5). A copy of any omitted exhibits will be furnished to the Securities and Exchange Commission upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: January 2, 2026	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)